Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS

FIRST QUARTER FISCAL 2023 RESULTS

•	Financial Highlights
•	Revenues for the first fiscal quarter increased $18.8 million, or 5% higher, compared to the prior year period.
•	Gross Profit for the first fiscal quarter increased $25.1 million, or 15% higher, compared to the prior year period.
•	Margin per gallon for the first fiscal quarter increased $0.14, or 13% higher, compared to the prior year period.
•	In the first fiscal quarter, operating income increased $7.4 million, or 60% higher, compared to the prior year period with a corresponding 58% favorable increase of $0.04 in operating income per gallon.
•	Net loss attributable to Ferrellgas Partners, L.P. was $4.5 million for the first fiscal quarter compared to a net loss attributable to Ferrellgas Partners, L.P. of $8.6 million in the prior year period.
•	Company Highlights
•	Ferrellgas welcomed its newest acquisitions to the Ferrellgas Family during the first fiscal quarter: Brown’s Gas in Marysville, California and Dubben Gas Service in Delhi, New York.
•	The Company announced its continued partnership with Operation Warm, a national nonprofit organization providing winter coats to children in need across the United States and Canada.
•	The Company supported Operation BBQ Relief in response to Hurricane Ian.
•	Over 150 employees received Ferrellgas Flame Awards in the first fiscal quarter for exemplary performance in the areas of Safety, Customer Service, Innovation, and Leadership.

Liberty, MO., December 9, 2022 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPR) (“Ferrellgas” or the “Company”) today reported financial results for its first fiscal quarter ended October 31, 2022.

"Our employees are the key to our growth. It’s their ideas, innovations and relationships that are key to our continued success and the growth of this company,” said James E. Ferrell, Chief Executive Officer and President. “Our almost 4,500 full-time, seasonal and part-time employees and contractors work each day to find opportunities to grow demand for clean, portable, affordable propane.”

The Company’s growth strategy drove an increase of 1% in gallons sold in the first fiscal quarter. The growth was additionally aided by weather that was favorable compared to the prior year period. The Company’s inventory position management helps to mitigate its risk from price fluctuations tied to customers’ fixed price purchases of propane. Additionally, as a technology enabled logistics company, Ferrellgas continues to benefit from its nationwide footprint and focus on continuous improvement.

Revenues increased $18.8 million, or 5% higher, for the first fiscal quarter. Cost of sales was favorable with a decrease of $6.3 million, or 3% lower, for the first fiscal quarter. Gross profit increased $25.1 million, or 15% higher, for the first fiscal quarter. Margin per gallon increased by $0.14, or 13% higher, compared to the prior year period. Operating income per gallon increased $0.04, or 58% higher, compared to the prior year period. Likewise, operating income for the first fiscal quarter increased $7.4 million, or 60% higher, compared to the prior year period.

For the first fiscal quarter, the Company reported a net loss attributable to Ferrellgas Partners, L.P. of $4.5 million compared to a net loss of $8.6 million in the prior year period. Adjusted EBITDA, a non-GAAP financial measure, increased by $12.4 million, or 33% higher, to $49.7 million in the first fiscal quarter compared to $37.3 million in the prior year period.

“In these times of high inflation and other challenges, the Company chose to show its commitment to its most valuable resource, its employee-owners, through an extensive employee benefit package in which no increase in cost was passed on, but instead was absorbed by the Company,” Ferrell added. “We take care of our hard working, dedicated employee-owners so they in turn can take care of our customers. I could not be more proud.”

In conjunction with the Company’s Ferrellgas Century Project, its commitment to various Environmental, Social and Governance (ESG) initiatives leading up to its 100th year in business in 2039, the Company announced the continuation of its partnership with Operation Warm, a national nonprofit providing winter coats to families facing hardship. The organization has served more than 4.6 million children in the United States and Canada since its founding in 1998. The collaboration is a perfect fit as Ferrellgas seeks to support the families it serves in communities across the country, providing warmth and comfort to those in need.

As a category 4 hurricane tracked toward Florida, the Company brought its national logistics capabilities to bear. Blue Rhino production facilities staged extra Blue Rhino tanks. The Ferrellgas supply team ensured an ample supply of propane was on hand. Drivers for both Blue Rhino and Ferrellgas came in from other parts of the Company. As a result, once Hurricane Ian passed, our operations teams were able to serve the heavy demand of our customers without missing a beat. Meanwhile, using propane donated and delivered by both Blue Rhino and Ferrellgas, the nonprofit organization Operation BBQ Relief cooked over 865,000 meals for people affected by Hurricane Ian. At 38 days, it was their largest and longest deployment to date and our Company was proud to partner with them.

On Friday, December 9, 2022, the Company will conduct a teleconference on the Internet at https://edge.media-server.com/mmc/p/uduw53nd to discuss the results of operations for the first fiscal quarter ended October 31, 2022. The webcast of the teleconference will begin at 8:30 a.m. Central Time (9:30 a.m. Eastern Time). Questions may be submitted via the investor relations e-mail box at InvestorRelations@ferrellgas.com.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Its Blue Rhino propane exchange brand is sold at more than 60,000 locations nationwide. Ferrellgas employees indirectly own 1.1 million Class A Units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 30, 2022. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas Partners Finance Corp., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2022, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	October 31, 2022	July 31, 2022

Current assets:
Cash and cash equivalents (including $11,132 and $11,208 of restricted cash at October 31, 2022 and July 31, 2022, respectively)	$55,305	$158,737
Accounts and notes receivable, net	158,674	150,395
Inventories	120,145	115,187
Price risk management asset	24,944	43,015
Prepaid expenses and other current assets	68,530	30,764
Total current assets	427,598	498,098

Property, plant and equipment, net	608,101	603,148
Goodwill, net	257,006	257,099
Intangible assets (net of accumulated amortization of $343,110 and $440,121 at October 31, 2022 and July 31, 2022, respectively)	105,924	97,638
Operating lease right-of-use assets	67,814	72,888
Other assets, net	71,151	79,244
Total assets	$1,537,594	$1,608,115

LIABILITIES, MEZZANINE AND EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$60,787	$57,586
Broker margin deposit liability	20,108	32,805
Short-term borrowing	15,000	—
Current portion of long-term debt	2,442	1,792
Current operating lease liabilities	25,334	25,824
Other current liabilities	187,696	185,805
Total current liabilities	311,367	303,812

Long-term debt	1,451,659	1,450,016
Operating lease liabilities	43,009	47,231
Other liabilities	37,279	43,518

Contingencies and commitments

Mezzanine equity:
Senior preferred units, net of issue discount and other offering costs (700,000 units outstanding at October 31, 2022 and July 31, 2022)	651,349	651,349

Equity (Deficit):
Limited partner unitholders
Class A (4,857,605 units outstanding at October 31, 2022 and July 31, 2022)	(1,249,702)	(1,229,823)
Class B (1,300,000 units outstanding at October 31, 2022 and July 31, 2022)	383,012	383,012
General partner unitholder (49,496 units outstanding at October 31, 2022 and July 31, 2022)	(71,521)	(71,320)
Accumulated other comprehensive (loss) income	(10,571)	37,907
Total Ferrellgas Partners, L.P. deficit	(948,782)	(880,224)
Noncontrolling interest	(8,287)	(7,587)
Total deficit	(957,069)	(887,811)
Total liabilities, mezzanine and deficit	$1,537,594	$1,608,115

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31,		October 31,
	2022	2021	2022	2021
Revenues:
Propane and other gas liquids sales	$385,844	$372,704	$2,031,019	$1,760,507
Other	27,445	21,802	102,304	87,415
Total revenues	413,289	394,506	2,133,323	1,847,922

Cost of sales:
Propane and other gas liquids sales	213,081	220,538	1,166,547	964,847
Other	4,776	3,610	13,675	12,671

Gross profit	195,432	170,358	953,101	870,404

Operating expense - personnel, vehicle, plant & other	129,740	117,112	533,231	473,902
Operating expense - equipment lease expense	6,024	5,690	23,428	25,922
Depreciation and amortization expense	22,631	20,295	92,233	84,286
General and administrative expense	14,833	12,575	55,038	59,560
Non-cash employee stock ownership plan compensation charge	723	909	2,984	3,416
(Gain) loss on asset sales and disposals	1,680	1,410	(6,348)	2,428

Operating income	19,801	12,367	252,535	220,890

Interest expense	(25,009)	(25,395)	(99,707)	(144,785)
Loss on extinguishment of debt	—	—	—	(104,834)
Other income, net	469	4,264	1,038	8,426
Reorganization expense - professional fees	—	—	—	(10,467)

Earnings (loss) before income tax expense	(4,739)	(8,764)	153,866	(30,770)

Income tax expense	18	96	903	750

Net earnings (loss)	(4,757)	(8,860)	152,963	(31,520)

Net earnings (loss) attributable to noncontrolling interest (a)	(212)	(254)	909	(565)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(4,545)	$(8,606)	$152,054	$(30,955)

Class A unitholders' interest in net loss	$(20,751)	$(25,525)	$(13,996)	$(71,675)

Net loss per unitholders' interest
Basic and diluted net loss per Class A Unit	$(4.27)	$(5.25)	$(2.88)	$(14.76)
Weighted average Class A Units outstanding - basic and diluted	4,858	4,858	4,858	4,858

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31,		October 31,
	2022	2021	2022	2021
Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(4,545)	$(8,606)	$152,054	$(30,955)
Income tax expense	18	96	903	750
Interest expense	25,009	25,395	99,707	144,785
Depreciation and amortization expense	22,631	20,295	92,233	84,286
EBITDA	43,113	37,180	344,897	198,866
Non-cash employee stock ownership plan compensation charge	723	909	2,984	3,416
(Gain) loss on asset sales and disposal	1,680	1,410	(6,348)	2,428
Loss on extinguishment of debt	—	—	—	104,834
Other income, net	(469)	(4,264)	(1,038)	(8,426)
Reorganization expense - professional fees	—	—	—	10,467
Severance costs include $2 and $90 in operating expense for the three and twelve months ended October 31, 2022, respectively. Also includes $8 and $282 in general and administrative expense for the three and twelve months ended October 31, 2022, respectively.	10	216	372	1,293
Legal fees and settlements related to non-core businesses	4,872	2,131	10,679	9,806
Provision for doubtful accounts related to non-core businesses	—	—	—	(500)
Net earnings (loss) attributable to noncontrolling interest (a)	(212)	(254)	909	(565)
Adjusted EBITDA (b)	49,717	37,328	352,455	321,619
Net cash interest expense (c)	(22,606)	(19,119)	(102,853)	(127,556)
Maintenance capital expenditures (d)	(5,832)	(3,579)	(19,272)	(24,570)
Cash paid for income taxes	(49)	—	(1,067)	(671)
Proceeds from certain asset sales	752	641	4,224	4,529
Distributable cash flow attributable to equity investors (e)	21,982	15,271	233,487	173,351
Less: Distributions accrued or paid to preferred unitholders	17,966	17,345	65,908	41,369
Distributable cash flow attributable to general partner and non-controlling interest	(440)	(305)	(4,671)	(3,467)
Distributable cash flow attributable to Class A and B Unitholders (f)	3,576	(2,379)	162,908	128,515
Less: Distributions paid to Class A and B Unitholders (g)	—	—	99,996	—
Distributable cash flow excess (shortage) (h)	$3,576	$(2,379)	$62,912	$128,515

Propane gallons sales
Retail - Sales to End Users	118,396	115,825	626,887	629,864
Wholesale - Sales to Resellers	43,869	44,055	206,330	222,490
Total propane gallons sales	162,265	159,880	833,217	852,354

(a)	Amounts allocated to the general partner for its 1.0101% interest (excluding the economic interest attributable to the preferred unitholders) in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., plus the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, (gain) loss on asset sales and disposals, loss on extinguishment of debt, other income, net, reorganization expense – professional fees, severance costs, legal fees and settlements related to non-core businesses, provision for doubtful accounts related to non-core businesses, and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes make it easier to compare its results with other companies that have different financing and capital structures.

Adjusted EBITDA, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of Adjusted EBITDA that will not occur on a continuing basis may have associated cash payments. Adjusted EBITDA should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other income, net. This amount includes interest expense related to the terminated accounts receivable securitization facility.
(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment, and may from time to time include the purchase of assets that are typically leased.
(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for income taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors, including holders of the operating partnership’s Preferred Units. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(f)	Distributable cash flow attributable to Class A and B Unitholders is calculated as Distributable cash flow attributable to equity investors minus distributions accrued or paid on the Preferred Units and distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to Class A and B Unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to Class A and B Unitholders. Distributable cash flow attributable to Class A and B Unitholders, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added to our calculation of distributable cash flow attributable to Class A and B Unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to Class A and B Unitholders should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(g)	The Company did not pay any distributions to Class A Unitholders during any of the periods in fiscal 2023 or fiscal 2022.

(h)	Distributable cash flow excess (shortage) is calculated as Distributable cash flow attributable to Class A and B Unitholders minus Distributions paid to Class A and B Unitholders. Distributable cash flow excess, if any, is retained to establish reserves, to reduce debt, to fund capital expenditures and for other partnership purposes, and any shortage is funded from previously established reserves, cash on hand or borrowings under our Credit Facility or, previously, under our terminated accounts receivable securitization facility. Management considers Distributable cash flow excess (shortage) a meaningful measure of the partnership’s ability to effectuate those purposes. Distributable cash flow excess (shortage), as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow excess (shortage) that will not occur on a continuing basis may have associated cash payments. Distributable cash flow excess (shortage) should be viewed in conjunction with measurements that are computed in accordance with GAAP.